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                                                                    EXHIBIT 11.1

                         COMPRESSION LABS, INCORPORATED
                       STATEMENT REGARDING COMPUTATION OF
                          NET INCOME (LOSS) PER SHARE

                          Year Ended December 31, 1996
                    (In thousands, except per share amounts)


         Net loss from continuing operations                                        $(13,671)

         Deemed preferred stock dividends related to
           conversion discount                                                        (2,527)
                                                                                    --------
         Adjusted net loss from continuing operations                               $(16,198)
                                                                                    ========

         Weighted average of common stock outstanding                                 15,680
                                                                                    --------

         Shares used in per share computation                                         15,680
                                                                                    --------

         Net loss per share from continuing operations                              $  (1.03)
                                                                                    ========


         Net loss from discontinued operations                                      $ (6,689)

         Weighted average of common stock outstanding                                 15,680
                                                                                    --------

         Shares used in per share computation                                         15,680
                                                                                    --------

         Net loss per share from discontinued operations                            $  (0.43)
                                                                                    ========


         Net loss per share from continuing operations                              $  (1.03)

         Net loss per share from discontinued operations                               (0.43)
                                                                                    --------

         Net loss per share                                                         $  (1.46)
                                                                                    ========